Exhibit 99.1

Amphenol	News Release
World Headquarters
358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

                                                                                                                                                For Further Information:

                                                                                                                                                Diana G. Reardon

                                                                                                                                                Senior Vice President and

                                                                                                                                                Chief Financial Officer

                                                                                                                                                203/265-8630

                                                                                                                                                www.amphenol.com

AMPHENOL ANNOUNCES

FOURTH QUARTER 2007 DIVIDEND PAYMENT

Wallingford, Connecticut.  October 26, 2007.  Amphenol Corporation (NYSE-APH) announced today that its Board of Directors has approved a continuing quarterly dividend on its Common Stock in the amount of $.015 per share.  The Company will pay its fourth quarter dividend for 2007 on or about January 2, 2008 to shareholders of record as of December 12, 2007.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.